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ALLIED CAPITAL CORPORATION AND SUBSIDIARIES
EXHIBIT 11 COMPUTATION OF EARNINGS PER COMMON SHARE
FORM 10-Q
SEPTEMBER 30, 1995


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                                                             For the Three Months Ended      For the Nine Months Ended
                                                                    September 30,                   September 30,
                                                             ---------------------------     ---------------------------
                                                                 1995           1994             1995            1994
                                                             ------------   ------------     -----------      -----------
Primary Earnings Per Common Share:

   Net Increase (Decrease) in Net Assets Resulting
     from Operations                                          $3,089,000      ($55,000)      $12,419,000      $3,338,000

   Less:  Dividends for Preferred Stock                          (55,000)      (55,000)         (165,000)       (165,000)
                                                             ------------   ------------    -------------    ------------
   Net Increase (Decrease) in Net Assets Resulting
     from Operations Available to Common Shareholders         $3,034,000     ($110,000)      $12,254,000      $3,173,000
                                                             ============   ============    =============    ============

   Weighted average number of common
     shares outstanding                                        6,174,047     6,134,289         6,174,047       6,129,110

   Dividend reinvestment plan common shares issued                11,613        11,613            32,957          32,957
   Weighted average number of common shares issuable
     on exercise of outstanding stock options                      7,695            --               397          25,634
                                                             ------------   ------------    -------------    ------------
   Weighted average number of common shares and common
     share equivalents outstanding                             6,193,355     6,145,902         6,207,401       6,187,701
                                                             ============   ============    =============     ===========

   Earnings (Loss) per Common Share                                $0.49        ($0.02)            $1.97           $0.51
                                                             ============   ============    =============     ===========


Fully Diluted Earnings Per Common Share:

   Net Increase (Decrease) in Net Assets Resulting
     from Operations                                          $3,089,000      ($55,000)      $12,419,000      $3,338,000

   Less:  Dividends for Preferred Stock                          (55,000)      (55,000)         (165,000)       (165,000)
                                                             ------------   ------------    -------------    ------------


   Net Increase (Decrease) in Net Assets Resulting
     from Operations Available to Common Shareholders         $3,034,000     ($110,000)      $12,254,000      $3,173,000
                                                             ============   ============    =============    ============

   Weighted average number of common shares and
     common share equivalents outstanding as computed
     for primary earnings per share                            6,193,355     6,145,902         6,207,401       6,187,701

   Weighted average of additional shares issuable on
     exercise of outstanding stock options                         7,963            --            13,976              --
                                                             ------------   ------------     -----------      -----------

   Weighted average number of common shares and
     common share equivalents outstanding, as adjusted         6,201,318     6,145,902         6,221,377       6,187,701
                                                             ============   ============    =============    ============

   Earnings (Loss) per Common Share                                $0.49        ($0.02)            $1.97           $0.51
                                                             ============   ============    =============    ============

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